UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Nxu, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Nxu, Inc.

1828 N. Higley Rd., Suite 116

Mesa, Arizona 85205

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

BY HOLDERS OF A MAJORITY OF THE AGGREGATE VOTING POWER

OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF NXU, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Nxu, Inc.:

This notice and the accompanying Information Statement are being furnished to the stockholders of record, as of the close of business on November 2, 2023 (the “Record Date”), of Class A common stock, par value $0.0001 per share (“Class A common stock”) and Class B common stock, par value $0.0001 per share (“Class B common stock”) of Nxu, Inc., a Delaware corporation (“we,” “our” or the “Company”),

The accompanying Information Statement is being furnished to inform you of action taken by written consent on November 2, 2023 (the “Written Consent”), by the holders of a majority of the voting power of the Company’s issued and outstanding capital stock entitled to vote thereon (the “Consenting Stockholders”), approving an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s Class A common stock and Class B common stock by a ratio of any whole number in the range of 1-for-50 to 1-for-500, with such ratio to be determined in the discretion of the Company’s Board of Directors (the “Board”) and with such action to be effected at such time and date as determined by the Board on or prior to December 17, 2024 (the “Reverse Stock Split”).

As of the close of business on the Record Date, the Consenting Stockholders together owned an aggregate of 2,823,911 shares of Class A common stock and 36,075,372 shares of Class B common stock, representing approximately 62% of the voting power of the Company’s issued and outstanding capital stock, on a combined basis.

The purpose of this notice and the accompanying Information Statement is to (1) inform the Company’s stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) provide the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”) and Article XII of the Company’s Certificate of Incorporation. In accordance with Rule 14c-2 under the Exchange Act, the actions described herein will become effective no earlier than the 20th calendar day after the date on which the Information Statement has been provided to the Company’s stockholders. This notice and the accompanying Information Statement are being mailed on or about November 27, 2023, to the Company’s stockholders of record as of the Record Date.

The Written Consent that we have received approving the actions described herein constitutes the only stockholder approval required under DGCL, the Certificate of Incorporation, and the bylaws of the Company (the “Bylaws”). Accordingly, the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote. The Board is not soliciting your proxy or consent in connection with the Reverse Stock Split and no proxies or consents are being requested from stockholders. Any proxies or consents provided will be disregarded and have no effect.

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THE INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors of Nxu, Inc.

/s/ Mark Hanchett
Chairman and Chief Executive Officer
Mesa, Arizona
Dated: November 27, 2023

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Nxu, Inc.

1828 N. Higley Rd., Suite 116

Mesa, Arizona 85205

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by Nxu, Inc., a Delaware corporation (“we,” “our” or the “Company”), in connection with action taken by written consent on November 2, 2023 (the “Written Consent”), by the holders of a majority of the voting power of the Company’s issued and outstanding capital stock entitled to vote thereon (the “Consenting Stockholders”), approving an amendment (the “Amendment”) to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), and the Company’s Class B common stock, par value $0.0001 per share (the “Class B common stock”), by a ratio of any whole number in the range of 1-for-50 to 1-for-500, with such ratio to be determined in the discretion of the Company’s Board of Directors (the “Board”) and with such action to be effected at such time and date as determined by the Board on or prior to December 17, 2024 (the “Reverse Stock Split”).

On November 2, 2023, the Consenting Stockholders, who together owned, as of the close of business on November 2, 2023 (the “Record Date”), an aggregate of 2,823,911 shares of Class A common stock and 36,075,372 shares of Class B common stock, representing approximately 62% of the voting power of the Company’s issued and outstanding capital stock, executed and delivered to the Company the Written Consent approving the Amendment to effect the Reverse Stock Split. The “Consenting Stockholders,” which are our controlling stockholders, are Mark Hanchett, Chairman and Chief Executive Officer of the Company, and Annie Pratt, President of the Company.

The form of Amendment is attached to this Information Statement as Appendix A.

The purpose of this notice and the accompanying Information Statement is to (1) inform the Company’s stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) provide the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”) and Article XII of the Company’s Certificate of Incorporation. In accordance with Rule 14c-2 under the Exchange Act, the actions described herein will become effective no earlier than the 20th calendar day after the date on which this Information Statement has been provided to the Company’s stockholders. The Information Statement is being mailed on or about November 27, 2023, to the Company’s stockholders of record as of the close of business on the Record Date.

Vote Required

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of the voting power of the Company’s issued and outstanding capital stock entitled to vote thereon, we are not seeking any consent, authorization or proxy from you.

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Section 228 of the DGCL and Article XII of the Certificate of Incorporation provide that any action required or permitted to be taken by the stockholders of the Company may be effected by the consent in writing of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to the Certificate of Incorporation, approval of the Reverse Stock Split requires the vote of a majority of the votes cast of the issued and outstanding shares of Class A common stock and Class B common stock present in person or represented by proxy at the meeting and voting affirmatively or negatively on such matter, voting together as a single class.

Pursuant to the Certificate of Incorporation, holders of the Company’s Class A common stock are entitled to one vote per share of Class A common stock and holders of the Company’s Class B common stock are entitled to ten votes per share of Class B common stock on all matters on which stockholders generally are entitled to vote. As of the close of business on the Record Date, 222,415,409 shares of Class A common stock and 36,075,372 shares of Class B common stock were issued and outstanding. As of the close of business on the Record Date, the Consenting Stockholders together owned an aggregate of 2,823,911 shares of Class A common stock and 36,075,372 shares of Class B common stock, representing approximately 62% of the voting power of the Company’s issued and outstanding capital stock, on a combined basis. Accordingly, the Written Consent executed and delivered to the Company by the Consenting Stockholders pursuant to Section 228 of the DGCL, Article IV(a)(4) of the Certificate of Incorporation, and Article XII of the Certificate of Incorporation is sufficient to approve the Reverse Stock Split without any further stockholder vote or other action.

Notice Pursuant to Section 228(e) of the DGCL and Article XII of the Certificate of Incorporation

Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to stockholders of the Company as of the Record Date who have not consented in writing to such action and who would have been entitled to notice of the meeting if the action had been taken at a meeting. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

No Dissenter’s Rights of Appraisal

None of the DGCL, the Certificate of Incorporation or the Bylaws provides for dissenters’ rights of appraisal in connection with the Reverse Stock Split.

Expenses

We will bear all expenses in connection with the distribution of this Information Statement.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

On November 2, 2023, the Board approved, and recommended that the stockholders of the Company entitled to vote thereon, approve, via written consent, the Amendment to the Certificate of Incorporation to effect a reverse stock split of the issued and outstanding Class A common stock and Class B common stock, by a ratio of any whole number in the range of 1-for-50 to 1-for-500, with such ratio to be determined at the discretion of the Board and with such action to be effected at such time and date as determined by the Board on or prior to December 17, 2024. On November 2, 2023, the Consenting Stockholders (i.e., the holders of a majority of the voting power of the Company’s issued and outstanding capital stock entitled to vote thereon) approved the Reverse Stock Split by means of the Written Consent.

The same ratio will be used to effect a reverse stock split of both the Class A common stock and the Class B common stock; accordingly, all stockholders will be affected by the Reverse Stock Split uniformly. The Reverse Stock Split will not change the number of authorized shares of Class A common stock or Class B common stock, the terms of the Company’s common stock or the relative voting power of the Company’s stockholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of the Company’s common stock will materially increase and will be available for reissuance by the Company.

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The Board has the authority, but not the obligation, to elect, in its sole discretion, without further action on the part of its stockholders and as it determines to be in the Company’s and its stockholders’ best interest, to effect the Reverse Stock Split and, if so, to select the Reverse Stock Split ratio from within the approved range of ratios described above, each ratio within such range having been approved by the Consenting Stockholders. The Consenting Stockholders believe that enabling the Board to decide whether and when to effect the Reverse Stock Split and to set the ratio within the stated range without further action by the Company’s stockholders will provide the Company with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for its stockholders. In making these decisions, the Board may consider, among other things, factors such as:

•	the continued listing requirements of the Nasdaq Capital Market (“Nasdaq”), including the requirement that, subject to limited exceptions, listed companies maintain a minimum bid price of at least $1.00;
•	the number of outstanding shares of the Company’s common stock;
•	the historical trading price and trading volume of the Class A common stock;
•	the then-prevailing trading price and trading volume of the Class A common stock and the anticipated impact of the Reverse Stock Split on the trading market for the Class A common stock;
•	the anticipated impact of a particular ratio on the Company’s ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

If the Board determines to effect the Reverse Stock Split, the Company will file the Amendment with the Secretary of State of the State of Delaware. The effective time of the Reverse Stock Split (the “Effective Time”), if effected, will be the date and time on which the Amendment is filed with the Secretary of State of the State of Delaware (subject to any specific future time and date of effectiveness stated therein) in accordance with Section 103 of the DGCL, but in no case will the Effective Time be earlier than the 20th calendar day after the date on which this Information Statement has been provided to the Company’s stockholders.

This description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Appendix A to this Information Statement and incorporated herein by reference. You are strongly encouraged to read the actual text of the Amendment. The proposed Amendment is subject to revision for such changes as may be required by the DGCL and any other changes consistent with the approved terms of the Reverse Stock Split, as approved by the Board and the Consenting Stockholders, that the Company may deem necessary or appropriate.

If the Reverse Stock Split is effected by the Board, no fewer than 50 and no more than 500 shares of issued and outstanding Class A common stock, as determined by the Board, will be combined into one share of Class A common stock; and shares of issued and outstanding Class B common stock will be combined at the same ratio. No fractional shares will be issued in the Reverse Stock Split. Accordingly, any fractional share of common stock to which a holder is entitled resulting from the Reverse Stock Split will be rounded up to the nearest whole share of common stock. See the section below titled “Fractional Shares” for more information. The Amendment, if effected, will include only the reverse stock split ratio determined by the Board to be in the best interest of the Company and its stockholders and all the other ratios within the range approved by the Consenting Stockholders will be abandoned.

Whether or not the Amendment is filed and the exact timing of the filing of the Amendment that will effect the Reverse Stock Split will be determined by the Board in its sole discretion. At any time prior to the effectiveness of the filing of the Amendment with the Delaware Secretary of State, notwithstanding authorization of the Amendment by the Company’s stockholders, the Board may abandon the Amendment without further action by the Company’s stockholders. If the Board does not effect the Reverse Stock Split prior to December 17, 2024, the Board will abandon the Reverse Stock Split.

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Reasons for the Reverse Stock Split

Nasdaq Listing Requirements

The Company believes the Reverse Stock Split is in the Company’s and its stockholders’ best interest, primarily because it may increase the per share trading price of the Class A common stock and enable continued listing on Nasdaq under the symbol “NXU.”

As previously disclosed, on April 11, 2023, the Company received notice from Nasdaq that the Company was not in compliance with the continued listing standard set forth in Nasdaq Rule 5550(a)(2) because the closing bid price of the Company’s Class A common stock was below $1.00 per share for 30 consecutive business days and that the Company had 180 calendar days to regain compliance with Nasdaq’s minimum bid price requirement (the “Minimum Bid Requirement”). In addition, on August 29, 2023, the Company received a notice from Nasdaq stating that the Company’s reported stockholders’ equity no longer meets the minimum stockholders’ equity of $2,500,000 required (the “Minimum Stockholder’s Equity Requirement”) for continued listing of the Company’s Class A common stock on Nasdaq under Nasdaq Listing Rule 5550(b)(1). On October 10, 2023, the Company received a notice from Nasdaq stating that it did not regain compliance with the Minimum Bid Requirement within the 180-day period provided and is not eligible for a second 180-day period because the Company does not comply with the $5 million initial listing requirement for Nasdaq. As a result, Nasdaq determined that, unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), its Class A common stock would be suspended. the Company timely requested a hearing, and on October 17, 2023, it received formal notice from Nasdaq that such hearing is scheduled to be held on December 14, 2023. The delisting action has been stayed, pending a final written decision by the Panel. At the hearing, the Company will present a plan to the Panel that includes a discussion of the events that it believes will enable it to regain compliance.

If Nasdaq approves the Company’s request to extend the period to regain compliance with the Minimum Bid Requirement following the hearing, the Company expects that in order to regain compliance with the Minimum Bid Requirement, the Class A common stock must have a closing bid price of at least $1.00 for 10 consecutive business days by an extended deadline as determined by Nasdaq. Failure to regain compliance during by this extended deadline could result in delisting. Furthermore, even if the Company regains compliance with the Minimum Bid Requirement, the Company may be unable to meet the Minimum Stockholder’s Equity Requirement, which may result in the delisting of the Class A common stock from Nasdaq. Any delisting may cause the Class A common stock to be subject to “penny stock” regulations promulgated by the Securities and Exchange Commission (the “SEC”). Under such regulations, broker-dealers would be required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of Class A common stock. If the Class A common stock becomes subject to these regulations, the market price of the Class A common stock and the liquidity thereof would be materially and adversely affected. Absent other factors, the Company believes that reducing the number of outstanding shares of Class A common stock is a potentially effective means to increase the per share market price of the Class A common stock.

If the Class A common stock is delisted from Nasdaq, the Company believes that the Class A common stock would likely be eligible to be quoted over the counter on an inter-dealer electronic quotation and trading system operated by OTC Markets Group. These markets are generally considered not to be as efficient as, and not as broad as, Nasdaq. Selling shares of Class A common stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event the Class A common stock is delisted, broker-dealers would have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in the Class A common stock, further limiting the liquidity of the Class A common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for the Class A common stock.

A delisting from Nasdaq and continued or further declines in the price of the Class A common stock could also greatly impair the Company’s ability to raise or access additional necessary capital through equity or debt financing, or use shares for business development or other corporate initiatives, and could significantly increase the ownership dilution to stockholders caused by the issuance of equity in financing or other transactions.

The Board believes that the proposed Reverse Stock Split would be a potentially effective means for the Company to facilitate compliance with the Minimum Bid Requirement and to avoid the consequences of the Class A common stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of the Class A common stock.

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General Investment Considerations

Additionally, the Company believes that the Reverse Stock Split, if effected, could make the Class A common stock more attractive to a broader range of institutional and other investors, as the Company has been advised that the current market price of the Class A common stock may affect its acceptability to certain institutional investors and other members of the investing public. In particular, many brokerage houses, institutional investors and investment funds have internal policies and practices that may prohibit them from investing in low-priced stocks or discourage individual brokers from recommending low-priced stocks to their customers. Moreover, because brokers’ commissions on low-priced stocks generally represent a relatively high percentage of the stock price, transaction costs would represent a higher percentage of total share value, which could result in decreased trading volume and increased volatility in the trading price of the Class A common stock. The Company believes that the Reverse Stock Split could make the Class A common stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of the Class A common stock.

Risks and Potential Disadvantages Associated with a Reverse Stock Split

The Board believes that the Reverse Stock Split is a potentially effective means to increase the per share market price of the Class A common stock and thus enable compliance with Nasdaq’s Minimum Bid Requirement. However, there are a number of risks and potential disadvantages associated with a reverse stock split, including the following:

•	The Board cannot predict the effect of a reverse stock split upon the market price for the Class A common stock, and the success of similar reverse stock splits for companies in like circumstances has varied. Some investors may have a negative view of a reverse stock split. Recently, the market price of the Class A common stock has declined substantially, and the equity markets have experienced and continue to experience substantial volatility due to, among other factors, volatility in the financial sector, the COVID-19 global pandemic and the wars in Ukraine and Israel. The principal purpose of the Reverse Stock Split would be to increase the trading price of the Class A common stock to meet the Minimum Bid Requirement. However, the effect of the Reverse Stock Split, if effected, on the market price of the Class A common stock cannot be predicted with any certainty, and the Company cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. Even if the Reverse Stock Split has a positive effect on the market price for the Class A common stock, performance of the Company’s business and financial results, general economic conditions and the market perception of the Company’s business, and other adverse factors which may not be in the Company’s control, could lead to a decrease in the price of the Class A common stock following the Reverse Stock Split.
•	Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of brokerage houses, institutional investors or investment funds. Further, other factors, such as the Company’s financial results, market conditions and the market perception of the Company’s business, may adversely affect the interest of new investors in the Class A common stock. As a result, the trading liquidity of the Class A common stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

•	Even if the Reverse Stock Split does result in an increased market price per share of the Class A common stock, the market price per share following such Reverse Stock Split may not increase in proportion to the reduction of the number of shares of Class A common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, even with an increased market price per share, the total market capitalization of the shares of Class A common stock after the Reverse Stock Split could be lower than the total market capitalization before the Reverse Stock Split. Also, even if there is an initial increase in the market price per share of the Class A common stock after the Reverse Stock Split, the market price may not remain at that level due to factors described in this Information Statement or other factors, including the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated in reports the Company subsequently files with the SEC.

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•	If the Reverse Stock Split is effected and the market price of the Class A common stock then declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split due to decreased liquidity in the market for the Class A common stock. Accordingly, the total market capitalization of the Class A common stock following the Reverse Stock Split could be lower than the total market capitalization before the Reverse Stock Split.

Effects of the Reverse Stock Split

The principal result of the Reverse Stock Split will be to decrease proportionately the number of outstanding shares of Class A common stock and Class B common stock based on the reverse stock split ratio determined by the Board within the approved range of 1-for-50 and 1-for-500. The Class A common stock is currently registered under Section 12 of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Reverse Stock Split would not affect the registration of the Class A common stock under the Exchange Act. Following the Reverse Stock Split, if the Company meets the Minimum Bid Requirement and the Minimum Stockholder’s Equity Requirement, it is expected that the Class A common stock would continue to be listed on Nasdaq under the symbol “NXU.” Following the Reverse Stock Split, the Class A common stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify equity securities. Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

The Class B common stock is neither registered under the Exchange Act nor listed on a stock exchange.

The actual number of shares issued after giving effect to the Reverse Stock Split, if effected, would depend on the reverse stock split ratio that is ultimately selected by the Board. The Reverse Stock Split would affect all holders of the Company’s common stock uniformly and would not affect any stockholder’s percentage ownership interest or proportionate voting power in the Company, except that, as described below in the section titled “Fractional Shares,” any fractional share of common stock to which a holder is entitled as a result of the Reverse Stock Split would be rounded up to the nearest whole share of common stock.

If effected, the Reverse Stock Split may result in some stockholders owning “odd lots” of fewer than 100 shares of Class A common stock or Class B common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Depending on the ratio for the Reverse Stock Split determined by the Board, a minimum of 50 and a maximum of 500 shares of existing Class A common stock would be combined into one new share of Class A common stock, and a minimum of 50 and a maximum of 500 shares of existing Class B common stock would be combined into one new share of Class B common stock. The table below shows, as of November 2, 2023, the number of outstanding shares of Class A common stock and Class B common stock that would result from the listed hypothetical reverse stock split ratios (without giving effect to rounding for fractional shares):

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	Current	After Reverse Stock Split if 1-for- 50 Ratio is Selected	After Reverse Stock Split if 1-for- 100 Ratio is Selected	After Reverse Stock Split if 1-for- 200 Ratio is Selected	After Reverse Stock Split if 1-for- 300 Ratio is Selected	After Reverse Stock Split if 1-for- 400 Ratio is Selected	After Reverse Stock Split if 1-for- 500 Ratio is Selected
Class A common stock	222,415,409	4,448,308	2,224,154	1,112,077	741,384	556,038	444,830
Class B common Stock	36,075,372	721,507	360,753	180,376	120,251	90,188	72,150

Although the Reverse Stock Split will not have any dilutive effect on the Company’s stockholders, since the Reverse Stock Split will not change the number of authorized shares of Class A common stock or Class B common stock, it would reduce the proportion of shares owned by the Company’s existing stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interest of the Company and its stockholders to enter into transactions and other ventures that may include the issuance of shares of common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of the Company’s existing stockholders may be greater than would occur had the Reverse Stock Split not been effected. Many stock issuances not involving equity compensation do not require stockholder approval, and the Board generally seeks approval of its stockholders in connection with a proposed issuance only if required at that time.

A reverse stock split would not have any effect on the number of authorized shares of the Company’s preferred stock, par value of $0.0001 per share, which would remain at 10,000,000 shares. Currently no shares of preferred stock are outstanding.

The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

Fractional Shares

No fractional shares will be issued in the Reverse Stock Split. If the Reverse Stock Split is effected, each fractional share of Class A common stock or Class B common stock, as applicable, will be rounded up to the nearest whole share of Class A common stock or Class B common stock, respectively. Accordingly, stockholders of the Company who otherwise would be entitled to receive a fractional share of common stock in the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will instead automatically be entitled to receive one whole additional share of Class A common stock or Class B common stock, as applicable. Because any fractional shares will be rounded up to the next nearest whole share, any reverse stock split is not expected to affect the number of holders of the Company’s common stock.

Potential Anti-takeover Effects of the Reverse Stock Split

Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the Reverse Stock Split will have the effect of increasing the number of authorized but unissued shares of Class A common stock and Class B common stock following the Reverse Stock Split, and thus could facilitate future attempts by the Company to oppose changes in control of the Company and perpetuate the Company's management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect the Company's business or the trading price of the Class A common stock.

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Effect of the Reverse Stock Split on Equity Incentive Plans, Options, and Warrants.

Based upon the reverse stock split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, and warrants entitling the holders to purchase, shares of Class A common stock. This would result in approximately the same aggregate price being required to be paid under such options or warrants, and approximately the same value of shares of Class A common stock being delivered upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based upon the reverse stock split ratio determined by the Board, subject to rounding for fractional shares, in accordance with the terms of the applicable equity incentive plan, stock option grant or warrant, as the case may be.

Accounting Matters

Pursuant to the Reverse Stock Split, the par value of our Class A common stock and Class B common stock each will remain $0.0001 per share. As a result of the Reverse Stock Split, upon the effectiveness of the Amendment, the stated capital on the Company’s balance sheet attributable to the Class A common stock and Class B common stock, respectively, will be reduced to the aggregate par value of the issued shares of such class, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced, if any. The Company’s stockholders’ equity, in the aggregate, will remain unchanged.

Also, if the Reverse Stock Split is effected, reported per share net income or loss would be higher because there will be fewer shares of the Company’s common stock outstanding. The Reverse Stock Split would be reflected retroactively for all periods presented in the Company’s financial statements. The Company does not anticipate that any other material accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, would arise as a result of the Reverse Stock Split.

Procedures

The Reverse Stock Split, if effected, would become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. Following are descriptions of how the Reverse Stock Split would be effected for beneficial holders, registered book entry holders, and certificated holders.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other agent in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers and other agents would be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of Class A common stock or Class B common stock in street name. However, these banks, brokers and other agents may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of Class A common stock or Class B common stock with a bank, broker other agent and who have any questions in this regard are strongly encouraged to contact their banks, brokers or other agents for more information.

Registered “Book-Entry” Holders of Common Stock

Certain registered holders of Class A common stock and Class B common stock may hold some or all their shares electronically in book-entry form with Equiniti Trust Company, LLC (“EQ”), the Company’s transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Class A common stock or Class B common stock, as applicable. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If the Reverse Stock Split is effected, stockholders who hold shares electronically in book-entry form with EQ will not need to take action to receive whole shares of post-Reverse Stock Split common stock as the exchange will be automatic.

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Holders of Certificated Shares of Common Stock

If the Reverse Stock Split is effected, stockholders holding shares of Class A common stock or Class B common stock in certificated form would be sent instructions by EQ after the effective time of the Amendment indicating how a stockholder should surrender their certificate(s) representing shares of Class A common stock or Class B common stock (the “Old Certificates”) to EQ in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Class A common stock or Class B common stock, as applicable (the “New Certificates”). No New Certificates would be issued to a stockholder until such stockholder has surrendered all Old Certificates to EQ in accordance with its instructions. No stockholder would be required to pay a transfer or other fee to exchange their Old Certificates. Stockholders would then receive one or more New Certificate(s) representing the number of whole shares of Class A common stock or Class B common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, the Company would deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Class A common stock or Class B common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, would automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on it, the New Certificate would be issued with the same restrictive legend that is on the Old Certificate. If the Reverse Stock Split is effected, the Company expects that EQ would act as the exchange agent for purposes of implementing the exchange of stock certificates. No service charges would be payable by holders of shares of common stock in connection with the exchange of certificates. The Company would bear all such expenses.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S). STOCKHOLDERS SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) FOR EXCHANGE UNLESS AND UNTIL REQUESTED TO DO SO, AND THEN STOCK CERTIFICATES SHOULD BE SUBMITTED ONLY IN THE MANNER INSTRUCTED. STOCK CERTIFICATES SHOULD NOT BE SUBMITTED DIRECTLY TO THE COMPANY.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this Information Statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

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This summary does not address all of the tax consequences that may be relevant to any particular U.S. holder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each U.S. holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, it is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally is not expected to recognize gain or loss upon the exchange of our common stock for a lesser number of shares of common stock, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should equal such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the shares of common stock received pursuant to the Reverse Stock Split should include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH U.S. HOLDER OF SHARES OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A common stock as of November 14, 2023, unless otherwise noted below for the following:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Class A common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all our executive officers, and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Common stock subject to options exercisable on or within 60 days after November 14, 2023, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options but are not deemed outstanding for computing the percentage ownership of any other person.

The beneficial ownership of voting securities of the Company is based on 225,410,351 and 36,975,372 shares of Nxu’s Class A common stock and Class B common stock, respectively, issued and outstanding as of November 14, 2023.

Name of Beneficial Owner(1)	Class A Shares		% of Class	Class B Shares		% of Class	Combined Voting Power(2)
Directors and Executive Officers
Mark Hanchett	28,215,641	(3)	11.2%	26,803,676	(4)	72.5%	45.4%
Annie Pratt	11,583,642	(5)	4.9%	10,171,696	(6)	27.5%	17.5%
Apoorv Dwivedi	851,906	(7)	*	-		-	*
Britt Ide	412,768	(8)	*	-		-	*
Caryn Nightengale	394,749	(9)	*	-		-	*
Jessica Billingsley	194,444	(10)	*	-		-	-
All directors and executive officers as a group (6 individuals)	41,653,150		30.6%	36,975,372		100.0%	69.8%

(1)	The business address of each of the individuals is c/o Nxu, Inc., 1828 N. Higley Rd., Suite 116, Mesa, Arizona 85205.

(2)

Represents the percentage of voting power with respect to all shares of the Company’s outstanding capital stock voting together as a single class. Does not include shares underlying stock options that are currently exercisable or exercisable within 60 days of November 14, 2023 or restricted stock units that vest within 60 days. The holders of our Class B common stock are entitled to 10 votes per share and the holders of our Class A common stock are entitled to one vote per share.

(3)	Includes 26,308,830 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days and 600,000 restricted stock units that vest within 60 days.

(4)	Includes 600,000 restricted stock units that vest within 60 days.

(5)	Represents 10,276,831 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days and 300,000 restricted stock units that vest within 60 days.

(6)	Includes 300,000 restricted stock units that vest within 60 days.

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(7)	Includes 190,000 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days and restricted stock units that vest within 60 days.

(8)	Includes 218,324 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days and 194,444 restricted stock units that vest within 60 days.

(9)	Represents 200,305 shares of Class A common stock underlying options that are currently exercisable or are exercisable within 60 days and 194,444 restricted stock units that vest within 60 days.

(10)	Represents 194,444 restricted stock units that vest within 60 days.

HOUSEHOLDING

The SEC has adopted rules that permit companies to deliver a single copy of stockholder materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this Information Statement to you if requested by (i) mailing a request to Attn: Secretary, 1828 N. Higley Rd., Suite 116, Mesa, Arizona 85205 or (ii) calling (408) 674-9027. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT
TO THE

CERTIFICATE OF INCORPORATION
OF

NXU, INC.

____________, 202__

Nxu, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY THAT:

1.	The Certificate of Incorporation of the Corporation as heretofore in effect is hereby amended by inserting Subsection C at the end of ARTICLE IV, which shall read as follows:

“C. REVERSE STOCK SPLIT

Upon this Certificate of Amendment becoming effective pursuant to the DGCL (the “Amendment Effective Time”), the shares of the Corporation’s Class A Common Stock (the “Old Class A Common Stock”) and the shares of the Corporation’s Class B Common Stock (the “Old Class B Common Stock”), issued and outstanding immediately prior to the Amendment Effective Time will automatically be reclassified by combining such shares into a lesser number of shares such that (i) each [any whole number between 50 and 500] shares of Old Class A Common Stock will, at the Amendment Effective Time, be combined into one validly issued, fully paid and non-assessable share of Class A Common Stock, par value $0.0001 per share (the “New Class A Common Stock”), of the Corporation, and (ii) each [any whole number between 50 and 500] shares of Old Class B Common Stock will, at the Amendment Effective Time, be combined into one validly issued, fully paid and non-assessable share of Class B Common Stock, par value $0.0001 per share (the “New Class B Common Stock”), of the Corporation, in each case, without any further action by the Corporation or the holder thereof, subject in each case to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of New Class A Common Stock or New Class B Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of New Class A Common Stock or New Class B Common Stock shall be entitled to receive the number of shares of New Class A Common Stock or New Class B Common Stock to which each such stockholder is entitled in connection with the Reverse Stock Split, in each case rounded up to the next whole number. Any stock certificate that, immediately prior to the Amendment Effective Time, represented shares of Old Class A Common Stock or Old Class B Common Stock will, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of New Class A Common Stock or New Class B Common Stock, respectively, as such shares of Old Class A Common Stock and Old Class B Common Stock, as applicable, have been combined, subject to the elimination of fractional share interests as described above. As soon as practicable following the Amendment Effective Time, the Corporation will cause the transfer agent to issue new certificates representing the appropriate number of whole shares of New Class A Common Stock and New Class B Common Stock following the Reverse Stock Split for every one share of Old Class A Common Stock or Old Class B Common Stock, respectively, that is transmitted and held of record as of the Amendment Effective Time.”

2.	The forgoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL, by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this ___ day of _________, 202_.

NXU, INC.

By:
Name:
Title:

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